Exhibit 2.1


                          PLAN AND AGREEMENT OF MERGER

                                       OF

                                  MAGLIO, INC.
                             (a Florida corporation)

                                       AND

                 MAGLIO-ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.
                            (a Delaware corporation)


     This PLAN AND AGREEMENT OF MERGER (this "Agreement") entered into on October 11, 1999 by AccuFacts Pre-Employment Screening, Inc., a Delaware corporation ("Parent"), and approved by its Board of Directors on said date, entered into October 11, 1999 by Maglio-AccuFacts Pre-Employment Screening, Inc., a Delaware corporation qualified to do business in the State of Florida and a wholly-owned subsidiary of Parent ("Subsidiary"), and approved by its Board of Directors on said date, and entered into on October 11, 1999 by Maglio, Inc., a Florida corporation (the "Company"), and approved by resolution adopted by its Board of Directors on said date. The Subsidiary is sometimes hereinafter referred to as the "surviving corporation."

     WHEREAS, the Company is a Florida corporation with its principal office therein located at 2180 SR 434 W., Suite 32779, Longwood, FL 32779;

     WHEREAS, the total number of shares of stock which the Company has authority to issue is one thousand (1,000), one hundred (100) of which are issued and outstanding as common stock with a par value of $.10 per share (the "Company Common Stock");

     WHEREAS, the sole stockholder of the Company Common Stock is Richard J. Maglio, Trustee of the Richard J. Maglio Revocable Living Trust dated September 5, 1990;

     WHEREAS, Subsidiary is a Delaware corporation with its registered office therein located at c/o Prentice Hall Corporation System, Inc., 1013 Centre Road, Wilmington, DE 19805, in the county of New Castle;

     WHEREAS, Parent is a Delaware corporation with its registered office therein located at c/o Prentice Hall Corporation System, Inc., 1013 Centre Road, Wilmington, DE 19805, in the county of New Castle;

     WHEREAS, the total number of shares of common stock which Parent has the authority to issue is 50,000,000 shares, all of which are of one class with a $.01 par value per share (the "Parent Common Stock") and the total number of shares of preferred stock which the Parent has the authority to issue is 5,000,000 shares, all of which are of one class with a $.01 par value;

     WHEREAS, the Business Corporation Act of the State of Florida (the "FBCA") permits a merger of a business corporation of the State of Florida with and into a business corporation of another jurisdiction;

     WHEREAS, the General Corporation Law of the State of Delaware ("DGCL") permits the merger of a corporation of another jurisdiction with and into the corporation of the State of Delaware;

     WHEREAS, the Company and Subsidiary and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective stockholders to merge the Company with and into Subsidiary pursuant to the provisions of the FBCA and pursuant to the provisions of the DGCL upon the terms and conditions hereinafter set forth; and

     WHEREAS, simultaneously with the execution and delivery of this Plan and Agreement of Merger, Parent, Subsidiary and the Company are entering into an agreement dated as of the date hereof (the "Supplemental Agreement"), setting forth certain representations, warranties and agreements with respect to the merger herein provided for.

     The foregoing recitals shall be included, and shall be made a part of, this Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by the Company, the Parent and the Subsidiary and approved by resolutions adopted by their respective Board of Directors, the Plan and Agreement of Merger and the terms and condition thereof and the mode of carrying the same into effect, together with any provisions required or permitted to be set forth therein, are hereby determined and agreed upon as hereinafter set forth in this Plan and Agreement of Merger set forth:

     1. The Company and Subsidiary shall, pursuant to the provisions of the FBCA and the provisions of the DGCL, be merged with and into a single corporation, to wit, Subsidiary, which shall be the surviving corporation from and after the effective time of the merger (the "Effective Time"), and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the DGCL. The separate existence of the Company, which is sometimes hereinafter referred to as the "terminating company", shall cease at the Effective Time in accordance with the provisions of the FBCA .

     2. Annexed hereto and made a part hereof is a copy of the Certificate of Incorporation of the surviving corporation as the same shall be in force and effect at the Effective Time in the State of Delaware of the merger herein provided for, and said Certificate of Incorporation shall continue to be the Certificate of Incorporation of said surviving corporation until amended and changed


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


pursuant to the provisions of the DGCL.

     3. The present by-laws of the surviving corporation shall be the by-laws of said surviving corporation and shall continue in full force and effect until changed, altered or amended as therein provided and in the manner prescribed by the provisions of the DGCL.

     4. The directors and officers in the office of the surviving corporation at the Effective Time shall be as set forth below, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

     Directors
     ---------
     Richard J. Maglio
     Philip Luizzo
     Frank Luizzo
     Anthony Luizzo
     John Svedese
     Joseph Slattery

     Officers
     --------
     Philip Luizzo - President
     John Svedese - Vice President
     Anthony Luizzo - Secretary

     5. Each issued share of the Company Common Stock shall, at the Effective Time, be converted into 1774.71 shares of the Parent Common Stock. All 100 issued and outstanding shares of the Company Common Stock shall therefore be converted into an aggregate of 177,471 shares of Parent Common Stock. The issued shares of the surviving corporation shall not be converted or exchanged in any manner, but each said share which is issued as of the Effective Time shall continue to represent one issued share of the surviving corporation.

     6. If at the date of this Plan and Agreement of Merger and the Effective Time, the outstanding shares of the Company Common Stock shall have been changed into a different number of shares or a different class by reason of any issuance or cancellation of shares, or any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the number of shares of Parent Common Stock to be issued and delivered in the merger herein provided for in exchange for each outstanding share of the Company Common Stock as provided for in this Plan and Agreement of Merger shall be correspondingly adjusted.

     7. At the Effective Time, each share of the Company's Common Stock held in the Company's treasury immediately prior to the Effective Time, if any, shall, by virtue of the merger herein provided for, be canceled and retired and cease to exist, without any conversion thereof.


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


     8. In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the FBCA and upon behalf of the surviving corporation in accordance with the provisions of the DGCL, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Florida and by the laws of the State of Delaware, and that they will cause to be performed all necessary acts within the State of Florida and the State of Delaware and elsewhere to effectuate the merger herein provided for.

     9.  The  Board  of  Directors  and  the  proper  officers  of  each  of the terminating corporation (the Company), the surviving corporation (the Subsidiary) and the Parent are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

     10. The Effective Time of this Plan and Agreement of Merger, and the time at which the merger herein agreed upon shall be or become effective in the State of Delaware and Florida, shall be on the date of filing.

     11. This Plan and Agreement of Merger may be terminated at any prior to the Effective Time by mutual consent of Parent, Subsidiary and the Company.


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


     IN WITNESS WHEREOF, this Plan and Agreement of Merger is hereby executed upon behalf of each of the constituent parties thereto.

                                 ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.


                                 By:  /s/  Philip Luizzo
                                      -------------------------------
                                      Name:  Philip Luizzo
                                      Title: President



                                 MAGLIO-ACCUFACTS PRE-EMPLOYMENT SCREENING, INC.


                                 By:  /s/  Philip Luizzo
                                           -------------------------------
                                           Name:  Philip Luizzo
                                           Title: President



                                 MAGLIO, INC.


                                 By:  /s/  Richard J. Maglio
                                           -------------------------------
                                           Name:  Richard J. Maglio
                                           Title: President


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